UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2022

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500, Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 702-9300

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 8, 2022, Richard C. Stockinger, Chief Executive Officer, President and a member of the Board of Directors of Fiesta Restaurant Group, Inc. (the “Company”), informed the Company’s Board of Directors (the “Board”) of his decision to resign as the Company’s Chief Executive Officer, President and as a member of the Board effective December 8, 2022 to pursue other opportunities. Mr. Stockinger will cease to be an officer, member of the board of directors or board of managers and an employee of the Company’s direct and indirect subsidiaries on December 8, 2022 and will cease to be an employee of the Company on December 31, 2022 (the “Separation Date”). On December 8, 2022, the Company and Mr. Stockinger entered into an agreement (the “Agreement”) whereby the Company agreed to provide to Mr. Stockinger (a) certain of the benefits set forth in Section 2.4 of the Employment Agreement (the “Employment Agreement”) dated as of February 24, 2017 between the Company and Mr. Stockinger which include (i) within 35 days after the date of termination of Mr. Stockinger’s employment with the Company and for a period of twelve (12) months after such date, an amount equal to one-twelfth (1/12th) of 1.5 times Mr. Stockinger’s current base salary, less any taxes and withholding as may be necessary pursuant to law, to be paid in accordance with the Company’s normal payroll practices, but in no event less frequently than monthly, (ii) to the extent Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company shall pay the COBRA premium payments of Mr. Stockinger and his dependents for a period of up to twelve months (12) months after the date of Mr. Stockinger’s termination of employment with the Company, and (iii) executive outplacement services in an amount not to exceed $25,000, to be incurred no later than the end of the second year following the year of termination, and any such reimbursements shall be made no later than the end of the third year following the year of termination, (b) with respect to the bonus payment for fiscal year 2022 set forth in Section 2.4(2) of the Employment Agreement, Mr. Stockinger shall receive a cash payment of $325,000 payable on January 2, 2023 in lieu of the terms set in Section 2.4(2) of the Employment Agreement, (c) in the event of the consummation of a Change of Control (as defined in the Employment Agreement) of the Company within six months after the date of the Agreement, Mr. Stockinger shall be entitled to receive a cash payment of $325,000 payable in a lump sum amount on the date of the consummation of a Change of Control which represents 0.5 times Mr. Stockinger’s current base salary, (d) full vesting on the Separation Date of 99,605 restricted shares of the Company’s common stock previously issued to Mr. Stockinger under the Company’s 2012 Stock Incentive Plan, as amended (the “2012 Plan”) and the Company’s 2021 Stock Incentive Plan (the “2021 Plan”), (e) full vesting on the Separation Date of 62,879 performance based restricted stock units awarded to Mr. Stockinger under the 2012 Plan and the 2021 Plan, and (f) payment to Mr. Stockinger of a cash amount equal to all accrued but unused vacation time and personal time off for the 2022 fiscal year payable on January 2, 2023 which equals a total of four weeks, payable at Mr. Stockinger’s current rate of pay. Additionally, pursuant to the Agreement, the Company agreed to eliminate the applicability of the covenant not to compete in Section 3.1 of the Employment Agreement following the Separation Date. The benefits above are subject to Mr. Stockinger executing and not revoking a general release attached as Exhibit B to the Employment Agreement and subject to the conditions set forth in Section 2.4 of the Employment Agreement. Except as set forth the Agreement, all other terms of the Employment Agreement remain unchanged, shall remain in full force and effect and shall survive Mr. Stockinger’s termination of employment with the Company.

On December 8, 2022, the Company announced that Dirk Montgomery, the Company’s Senior Vice President, Chief Financial Officer and Treasurer will be appointed interim Chief Executive Officer effective December 8, 2022. Mr. Montgomery, age 59, has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since September 9, 2019. Mr. Montgomery served as Chief Financial Officer of Hooters International from August 2016 until September 2019. Mr. Montgomery also served as Chief Financial Officer of European Wax Centers from April 2015 until July 2016, Chief Financial Officer of Health Insurance Innovations from September 2014 until March 2015, Executive Vice President and Chief Financial Officer of Ascena Retail Group, Inc. from January 2013 until August 2014 and Chief Financial Officer and Global Productivity Executive (2005 – 2011) and Chief Value Chain Officer (2012 – 2013) of Bloomin’ Brands, Inc. Mr. Montgomery does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. In connection with the appointment of Mr. Montgomery as interim Chief Executive Officer, pursuant to an offer letter (the “Offer Letter”) dated December 8, 2022, Mr. Montgomery will, effective December 8, 2022, (a) receive an annual base salary of $600,000, (b) receive a cash bonus target increase from fifty percent (50%) of his annual base salary to one-hundred percent (100%) of his annual base salary (“Bonus Target”), subject to the terms of Company’s bonus plan and subject to the discretion of the Compensation Committee of the Board of Directors of the Company (“2023 Annual Bonus”), provided that with respect to the 2023 Annual Bonus, (i) in the event that he remains employed with the Company through December 31, 2023, he will be entitled to receive a guaranteed minimum bonus equal to fifty percent of his Bonus Target amount, to be paid on or before March 15, 2024, (ii) in the event that he voluntarily terminates his employment with the Company, prior to December 31, 2023, but after April 30, 2023, he will be entitled to receive a guaranteed minimum bonus equal to twenty-five percent (25%) of his Bonus Target, to be paid no later than seventy-five (75) days following his termination of employment, (iii) in the event that his employment is terminated by the Company without Cause (as defined in the Severance Agreement (as defined below)) prior to April 30, 2023, he will be entitled to receive a guaranteed minimum bonus equal to twenty-five percent (25%) of his Bonus Target, to be paid no later than seventy-five (75) days following his termination of employment and (c) be eligible for annual equity grants which would represent an amount of the Company’s common stock having a Fair Market Value (as defined in the 2021 Plan) on the date of grant equal to eighty-percent (80%) of his annual base salary, subject to the discretion of the Compensation Committee of the Board of Directors of the Company. The equity grants are currently expected to be comprised of 50% restricted stock awards and 50% based on performance-based criteria to be determined prior to the date of grant. The Offer Letter also provides that the agreement, as amended (the “Severance Agreement”), dated September 9, 2019, between the Company and Mr. Montgomery shall remain in full force and effect.

On December 8, 2022, the Company announced that Tyler Yoesting, the Company’s Vice President, Controller will be appointed Vice President, Chief Accounting Officer and acting Chief Financial Officer effective December 8, 2022. Mr. Yoesting, age 37, has served as the Company’s Vice President, Controller since March 2022 and previously served as Director, Assistant Controller from June 2019 until March 2022. Prior to joining the Company in 2019, Mr. Yoesting spent more than a decade in the audit practice of KPMG LLP. Mr. Yoesting does not have any other relationships with the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K. In connection with Mr. Yoesting’s appointment as Vice President, Chief Accounting Officer and acting Chief Financial Officer, he will receive effective December 8, 2022 (i) an annual base salary of $240,000, (ii) a cash bonus of $100,000 payable in two installments with $50,000 payable on July 1, 2023 (subject to certain conditions related to the Company’s accounting outsourcing project) and $50,000 payable on March 15, 2024 (subject to the filing of the Company’s Form 10-K for the fiscal year ended January 1, 2023 and further subject to additional conditions related to the Company’s accounting outsourcing project), in each case subject to Mr. Yoesting’s continued employment with the Company on the date of payment, (iii) a restricted stock grant under the 2021 Plan in February 2023 which would represent an amount of the Company’s common stock having a Fair Market Value (as defined in the 2021 Plan) on the date of grant equal to $100,000, which will vest in equal installments over 4 years, in lieu of any restricted stock grant to be received as Vice President, Corporate Controller in February 2023 and (iv) an increase in the bonus target under the Company’s bonus plan from 40% to 50% for fiscal year 2023.

On December 8, 2022, in connection with Mr. Montgomery’s appointment as interim Chief Executive Officer, Mr. Montgomery resigned as Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company.

ITEM 7.01. REGULATION FD DISCLOSURE.

On December 8, 2022, the Company issued a press release announcing the matters set forth herein, the entire text of which is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Fiesta Restaurant Group, Inc. Press Release dated December 8, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date:	December 8, 2022

By:	/s/ Louis DiPietro
Name:	Louis DiPietro
Title:	Senior Vice President, Chief Legal and People Officer, General Counsel and Secretary

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